Exhibit 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), is entered into as of October 5, 2016, by and between Warren Resources, Inc., a Delaware corporation (the “Company”) and James A. Watt (the “Executive”).

WHEREAS, the Executive’s employment with the Company is governed by an offer letter that was entered into by and between the Executive and the Company on November 13, 2015; and

WHEREAS, the Company desires to continue the Executive’s employment relationship with the Company, subject to the terms and conditions of this Agreement, with such Agreement superseding the terms of the above offer letter.

NOW THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and the Executive hereby agree as follows:

1. Employment and Duties.

(a) General. The Executive shall serve as the President and Chief Executive Officer of the Company and Chairman of its Board of Directors, reporting to the Company’s Board of Directors (the “Board”). The Executive shall have such duties and responsibilities, commensurate with the Executive’s position, as may be reasonably assigned to the Executive from time to time by the Board. The Executive’s principal place of employment shall be Dallas, Texas; however, the Executive may deem it necessary to spend significant time outside of the Executive’s office in efforts to raise capital, evaluate business transaction or similar efforts.

(b) Exclusive Services. For so long as the Executive is employed by the Company, the Executive shall devote his full attention to his duties hereunder, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and good faith directions and instructions given to him by the Company and shall use his best efforts to promote and serve the interests of the Company. Further, the Executive shall not, directly or indirectly, render services to any other person or organization without the consent of the Company or otherwise engage in activities that would interfere significantly with his faithful performance of his duties hereunder. Notwithstanding the foregoing, the Executive may (i) serve on corporate boards with the prior written approval of the Board, provided that the Executive may continue to serve on the corporate boards that the Executive serves on as of the date of this Agreement; (ii) serve on corporate, civic, children sports organization or charitable boards or engage in charitable activities without remuneration therefor; (iii) manage the Executive’s passive personal investments; and (iv) deliver lectures and teach at educational institutions or events, so long as such activities, individually or in the aggregate, do not significantly interfere with the performance of the Executive’s duties hereunder. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

(c) Dodd-Frank Act, Sarbanes-Oxley and Other Applicable Law Requirements. The Executive agrees (i) to abide by any compensation recovery, recoupment, anti-hedging, or other policy applicable to executives of the Company and its affiliates that is hereafter adopted by the Board or a duly authorized committee thereof to comply with applicable law as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), or other applicable law; and (ii) that the terms and conditions of this Agreement shall be deemed automatically and unilaterally amended to the minimum extent necessary to ensure compliance by the Executive and this Agreement with such policies, the Dodd-Frank Act, Sarbanes-Oxley, and any other applicable law.

2. Term of Employment. The Executive’s employment shall be covered by the terms of this Agreement, effective as of the date of the Company’s emergence from Chapter 11 bankruptcy proceedings (the “Effective Date”), and shall continue for a period of three (3) years (“Term”), unless this Agreement (and the Executive’s employment hereunder) is otherwise terminated as set forth in this Agreement. Thereafter, this Agreement shall automatically renew for subsequent periods of one (1) year (each a “Renewal Term”), unless either party provides written notice to the other at least sixty (60) days prior to the end of the Term (or any Renewal Term thereafter) or unless this Agreement (and the Executive’s employment hereunder) is otherwise terminated as set forth in this Agreement.

3. Compensation and Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Executive during the Term as compensation for services rendered hereunder:

(a) Base Salary. The Company shall pay the Executive an annual salary $550,000.00 (the “Base Salary”), payable in substantially equal installments at such intervals as may be determined by the Company in accordance with the Company’s then current ordinary payroll practices as established from time to time. The Base Salary shall be reviewed in good faith by the Compensation Committee of the Board (the “Compensation Committee”), based upon the Executive’s performance, not less often than annually.

(b) Annual Bonus. For each calendar year during the Term, the Executive shall be eligible to receive a performance-based bonus (the “Annual Bonus”) with a target of one hundred percent (100%) of his then Base Salary (the “Annual Target Bonus”), up to a maximum of 2x his Annual Target Bonus, payable in the form of a lump sum as soon as practicable, but in no event later than March 15th of the calendar year that immediately follows the calendar year to which the Annual Bonus relates. For each calendar year, such performance criteria shall be determined by the Compensation Committee. The Annual Bonus shall be paid in cash, however, at the discretion of the Compensation Committee, the 2017 and 2018 Annual Bonuses shall be payable either (y) 100% in cash or (z) in a combination of cash and equity (but only to the extent sufficient shares of common stock remain eligible for issuance under the 2016 Equity Incentive Plan). And to the extent the Compensation Committee chooses (z), then the amount of the Annual Bonus that is paid in equity shall not exceed the following percentages and shall comply with the following terms:

(i) Portion of Annual Bonus Payable in Stock. If the Compensation Committee grants shares of the Company’s common stock to the Executive pursuant to Section 3(b)(z), above, then (A) no more than 32.5% of the Annual Bonus shall be converted for such purpose (i.e., the remaining 67.5% shall be paid in cash), and (B) the number of shares of the Company’s common stock subject to such grant shall equal the dollar value of the portion of the Annual Bonus being converted to equity divided by the per share Fair Market Value (as defined in the 2016 Equity Incentive Plan) of one share of the Company’s common stock as of the date of grant.

(ii) Portion of Annual Bonus Payable in Incentive Stock Options. If the Compensation Committee grants the Executive options to acquire common stock of the Company pursuant to Section 3(b)(z), above, then (A) no more than 50% of the Annual Bonus shall be converted for such purpose (i.e., the remaining 50% shall be paid in cash), and (B) the number of shares of the Company’s common stock subject to such option shall equal the dollar value of the portion of the Annual Bonus being converted to equity divided by the Black Scholes value of an option to acquire one share of the Company’s common stock as of the date of grant. Options granted pursuant to this Section 3(b)(ii) shall be eligible for incentive stock option treatment (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) and contain the following terms: (1) the exercise price shall equal the Fair Market Value (as defined in the 2016 Equity Incentive Plan) of the underlying common stock as of the date of grant; (2) subject to Section 18 of the 2016 Equity Incentive Plan, the post-termination exercise period shall be: (y) ninety (90) days in order to preserve incentive stock option treatment (though such period shall be twelve (12) months if the termination results from the Executive’s disability and two (2) years if the termination results from the Executive’s death), however, to the extent the Executive does not then desire incentive stock option treatment, then (z) the post-termination exercise period shall be two (2) years; (3) to the extent incentive stock option treatment is not then desired by the Executive, the option shall expressly allow the Executive (in his sole and absolute discretion) the ability to exercise the option using a “net exercise” feature between the Executive and the Company; and (4) to the extent incentive stock option treatment is not then desired by the Executive, the option shall allow the Executive (in his sole and absolute discretion) the ability to satisfy any withholding tax obligations arising from an exercise by using a “net withholding” feature, but only if such feature is specifically approved by the Compensation Committee immediately prior to such exercise.

(c) Equity Awards. Effective as soon as practicable, the Compensation Committee shall grant to the Executive a restricted stock award pursuant to the form of award agreement attached hereto as Exhibit A. Commencing on March 15, 2017 and on an annual basis thereafter, the Compensation Committee may provide additional and comparable grants of restricted stock awards to the Executive. Any breach by the Company of this Section 3(c) shall be deemed to be a material breach by the Company of this Agreement.

(d) Employee Benefits. The Executive shall be entitled to participate in all employee benefit arrangements that the Company may offer to its executives of a like status from time to time, and as may be amended from time to time.

(e) Vacation. The Executive shall be entitled to six (6) weeks paid vacation each twelve (12) months, to be taken at such time or times as shall be consistent with the proper performance by the Executive of his duties. No unused vacation, holidays, sick leave or personal days may be carried forward from year to year, nor, except as provided below, shall accrued unused vacation be paid out in cash. In the event that the Executive’s employment terminates for any reason, then the Executive shall be entitled to payment for any accrued but unused vacation days during the year such termination occurs.

(f) Relocation to Dallas. It is expected that the Executive will move his principal place of employment from Houston to Dallas, effective January 1, 2017. To help compensate the Executive and his family for such move, the Company hereby agrees to provide the Executive with the following additional benefits (the “Relocation Benefits”): (i) reimbursement of reasonable relocation expenses the Executive incurs to move his residence and family; (ii) reimbursement for the real estate commission the Executive incurs on the sale of his home, not to exceed $50,000.00; (iii) reimbursement for expenses incurred by the Executive relating to airfare and mileage between Dallas and Houston until the expiration of the 180-day period from January 1, 2017; and (iv) a full tax gross-up payment to reimburse the Executive for the taxes he incurs upon his receipt of the benefits under this Section 3(f). Notwithstanding the foregoing, the Relocation Benefits payable to the Executive under this Section 3(f) (including, for the avoidance of doubt, item (iv) above) shall not exceed $150,000 in the aggregate.

(g) Expenses. The Company shall reimburse the Executive for reasonable travel and other business-related expenses incurred by the Executive in the fulfillment of his duties hereunder upon presentation of written documentation thereof, in accordance with the applicable expense reimbursement policies and procedures of the Company as in effect from time to time.

4. Termination of Employment.

(a) Termination of Employment by the Company for Cause or by the Executive Without Good Reason. If the Executive’s employment is terminated by the Company for Cause, or the Executive voluntarily terminates his employment without Good Reason, then the Executive shall receive only the following from the Company: (i) any unpaid Base Salary accrued through the termination date, (ii) a lump sum payment for any accrued but unused vacation pay, (iii) rights to elect COBRA continuation coverage, and (iv) a lump sum payment for any previously unreimbursed business expenses incurred by the Executive on behalf of the Company during the term of his employment (collectively, such (i) through (iv) being the “Accrued Rights”).

(i) For purposes of this Agreement, the term “Cause” shall mean a termination by the Company of the Executive’s employment because of: (1) any act or omission that constitutes a material breach by the Executive of any of his material obligations under this Agreement, or any other material agreement with the Company or its subsidiaries; (2) the Executive’s indictment for, conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations; (3) the Executive’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; (4) the Executive willfully engaging in any misconduct, negligence, act of dishonesty, violence or threat of violence (including any violation of federal securities laws) that is materially injurious to the Company or any of its subsidiaries or affiliates; (4) the Executive’s material breach of a material written policy or a code of conduct of the Company that has been provided or made available to the Executive or the rules of any governmental or regulatory body applicable to the Company; (5) the Executive’s repeated and willful failure to perform the Executive’s duties to the Company or to follow the lawful directions of the Board; or (6) any other willful misconduct by the Executive which is materially injurious to the operations, financial condition or business reputation of the Company or any of its subsidiaries or affiliates. Notwithstanding anything in this Section 4(a)(i) to the contrary, no event or condition described in Sections 4(a)(i)(1), (3), (4), (5), (6) or (7) shall constitute Cause unless (x) within ninety (90) days from independent members of the Board first acquiring actual knowledge of the existence of the Cause condition, the Board provides the Executive written notice of its intention to terminate his employment for Cause and the grounds for such termination; (y) such grounds for termination (if susceptible to correction) are not corrected by the Executive within thirty (30) days of his receipt of such notice (or, in the event that such grounds cannot be corrected within such thirty-day (30) period, the Executive has not taken all reasonable steps within such thirty-day (30) period to correct such grounds as promptly as practicable thereafter); and (z) the Board terminates the Executive’s employment with the Company immediately following expiration of such thirty-day (30) period. For purposes of this Section 4(a)(i), any attempt by the Executive to correct a stated Cause shall not be deemed an admission by the Executive that the Board’s assertion of Cause is valid, and any voluntary termination by the Executive without Good Reason after receiving the written notice in (x), above, and prior to the expiration of the resulting one hundred twenty (120)-day period, shall be deemed to be a termination of the Executive’s employment by the Company for Cause.

(ii) For purposes of this Agreement, the term “Good Reason” shall mean: (1) a material diminution in the Executive’s Base Salary; (2) a material diminution in the nature or scope of the Executive’s authority, duties, responsibilities, or title from those applicable to him as of the Effective Date; (3) the Company requiring the Executive to be based at any office or location more than 15 miles from the Executive’s principal place of employment as of the Effective Date; provided that the Executive’s relocation of his principal place of employment from Houston to Dallas as set forth in Section 3(f) hereof shall not constitute a Good Reason; or (4) a material breach by the Company of this Agreement. Notwithstanding anything in this Section 4(a)(ii) to the contrary, no event or condition described in this Section 4(a)(ii) shall constitute Good Reason unless, (x) within thirty (30) days from the Executive first acquiring actual knowledge of the existence of the Good Reason condition described in this Section 4(a)(ii), the Executive provides the Board written notice of his intention to terminate his employment for Good Reason and the grounds for such termination; (y) such grounds for termination (if susceptible to correction) are not corrected by the Board within thirty (30) days of the Board’s receipt of such notice (or, in the event that such grounds cannot be corrected within such thirty (30)-day period, the Board has not taken all reasonable steps within such thirty (30)-day period to correct such grounds as promptly as practicable thereafter); and (z) the Executive terminates his employment with the Company immediately following expiration of such thirty (30)-day period. For purposes of this Section 4(a)(ii), any attempt by the Board to correct a stated Good Reason shall not be deemed an admission by the Board that the Executive’s assertion of Good Reason is valid.

(b) Termination of Employment by the Company Without Cause, by the Executive for Good Reason, Upon the Executive’s Disability or Upon the Executive’s Death. If the Company terminates the Executive’s employment other than for Cause, or if the Executive’s employment is terminated due to his death or disability, or the Executive resigns for Good Reason, then the Executive shall be entitled to receive the following from the Company: (i) the Accrued Rights; (ii) 2 times his Base Salary; (iii) 2 times his Annual Target Bonus; (iv) his Annual Target Bonus for the prior calendar year, but only to the extent such remained unpaid to the Executive as of his termination of employment; (v) full accelerated vesting of any of the Executive’s outstanding and unvested time-based equity awards granted under the Company’s 2016 Equity Incentive Plan; (vi) accelerated vesting of the Executive’s outstanding and unvested performance-based equity awards granted under the 2016 Equity Incentive Plan, with the number of shares vesting to be determined by the Board, in its sole discretion; (vii) a lump sum amount equal to twenty four (24) months’ worth of the monthly premium payment to continue the Executive’s (and his family’s) existing group health, dental coverage and vision, calculated under the applicable provisions of the COBRA Act of 1985, and calculated without regard to whether the Executive actually elects such continuation coverage (collectively, Sections 4(b)(i) through (vii) being the “Severance Benefits”). The Severance Benefits shall be paid to the Executive no later than the forty-fifth (45th) day immediately following the Executive’s “separation from service” (as defined under Section 409A of the Code), provided the Executive first executes a release of any and all claims against the Company (set forth in Section 4(f), below) and the revocation period specified therein has expired without the Executive revoking such release. However, if such forty-five (45) day period straddles two (2) taxable years of the Executive, then the Company shall pay the Severance Benefits in the second of such taxable years, regardless of the taxable year in which the Executive actually delivers the executed release of claims.

(c) Change in Control Payments. Upon a Change in Control of the Company (as such term is defined in the 2016 Equity Incentive Plan that became effective in conjunction with this Agreement), the Executive shall be entitled to the Severance Benefits if his employment with the Company during the two (2) year period following consummation of such Change in Control is terminated for any of the reasons set forth in Section 4(b). The Company shall pay the Severance Benefits to the Executive no later than the forty-fifth (45th) day immediately following his employment terminating in accordance with the foregoing sentence, however, if such forty-five (45) day period straddles two (2) calendar years, then the Company shall pay the Severance Benefits in the second of such taxable years. Failure by an acquirer or surviving entity to the Company to assume this Agreement upon a Change in Control shall be deemed a material breach of this Agreement.

(d) No Continued Benefits Following Termination. Unless otherwise specifically provided in this Agreement or contemplated by another agreement between the Executive and the Company, or as otherwise required by law, all compensation, equity plans, and benefits payable to the Executive under this Agreement shall terminate on the date of termination of the Executive’s employment with the Company under the terms of this Agreement.

(e) Resignation from Directorships, Officerships and Fiduciary Titles. The termination of the Executive’s employment for any reason shall constitute the Executive’s immediate resignation from (i) any director, officer or employee position the Executive has with the Company, unless mutually agreed upon by the Executive and the Board; (ii) any position on the Board; and (iii) all fiduciary positions (including as a trustee) the Executive holds with respect to any employee benefit plans or trusts established by the Company. The Executive agrees that this Agreement shall serve as written notice of resignation in this circumstance.

(f) Waiver and Release. Notwithstanding any other provisions of this Agreement to the contrary, unless expressly waived in writing by the Board in its sole discretion, the Company shall not make or provide any Severance Benefits under this Section 4 (other than the Accrued Rights) unless the Executive timely executes and delivers to the Company a general release (which shall be provided by the Company not later than five (5) days from the date on which the Executive’s employment is terminated and be substantially in the form attached hereto as Exhibit B), whereby the Executive (or his estate or legally appointed personal representative) releases the Company (and affiliates of the Company and other designated persons) from all employment based or related claims of the Executive and all obligations of the Company to the Executive other than with respect to (x) the Company’s obligations to make and provide the Severance Benefits and (y) any vested benefits to which the Executive is entitled under the terms of any Company benefit or equity plan, and the Executive does not revoke such release within any applicable revocation period following the Executive’s delivery of the executed release to the Company. If the requirements of this Section 4(f) are not satisfied by the Executive (or his estate or legally appointed personal representative), then no Severance Benefits (other than the Accrued Rights) shall be due to the Executive (or his estate) pursuant to this Agreement.

(g) Notice of Termination. Any termination of employment by the Company or the Executive shall be communicated by a written “Notice of Termination” to the other party hereto given in accordance with Section 8(j) of this Agreement. In the event of a termination by the Company for Cause, the Notice of Termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) specify the date of termination. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

5. Non-Competition, Non-Solicitation and Confidentiality. The Restrictive Covenant Agreement entered into by and between the Executive and the Company dated November 16, 2015, attached hereto as Exhibit C, is incorporated by reference into this Agreement.

6. Section 280G Payments. With respect to any change in control event of the Company described in Section 280G(b)(2)(A)(i) occurring after the Effective Date, the Company and the Executive will use customary, reasonable and good faith efforts to avoid the imposition of an excise tax under Section 4999 of the Code, including by obtaining an effective shareholder vote under Section 280G(b)(5) of the Code, if applicable. If, notwithstanding such efforts, the payments and benefits provided for in this Agreement, together with any other payments and benefits which the Executive has the right to receive from the Company or any other person, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then, notwithstanding anything in this Agreement to the contrary, such “parachute payments” will be, at the Executive’s sole discretion, either (w) paid in full along with the excise taxes owed under Section 4999 of the Code or (x) reduced by the minimum amount necessary to avoid triggering the excise tax provisions of Section 4999 of the Code. The determination as to whether and to what extent payments under this Agreement are required to be reduced in accordance with the preceding sentence shall be made at the Company’s expense by a legal, accounting or consulting firm expert in such matters as appointed by the Company (the “Outside Firm”), taking into account the value of any reasonable compensation for services to be rendered by the Executive before or after the change in control, including any agreement not to render services to competitors pursuant to any non-competition provisions that may apply to the Executive to the extent permitted by Section 280G of the Code and the Company shall cooperate in the valuation of any such services, including any non-competition provisions. In the event of any underpayment or overpayment under this Agreement, as determined by the Outside Firm, the amount of such underpayment or overpayment shall immediately be paid to the Executive or refunded to the Company, as the case may be, with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code. The payment reduction contemplated by (x), above, shall be implemented as follows: first, by reducing any payments to be made to the Executive under Section 4(b)(i) hereof; second, by reducing any other cash payments to be made to the Executive but only if the value of such cash payments is not greater than the parachute value of such payments; third, by cancelling the acceleration of vesting of any outstanding equity-based compensation awards that are subject to performance vesting, the performance goals for which were met as of the Executive’s date of termination or if later the date of the occurrence of the change in control; fourth, by cancelling the acceleration of vesting of any restricted stock or restricted stock unit awards; fifth, by eliminating the Company’s payment of the cost of any post-termination continuation of medical and dental benefits for the Employee and his eligible dependents and sixth, by cancelling the acceleration of vesting of any stock options or stock appreciation rights. In the case of the reductions to be made pursuant to each of the above-mentioned clauses, the payment and/or benefit amounts to be reduced and the acceleration of vesting to be cancelled shall be reduced or cancelled in the inverse order of their originally scheduled dates of payment or vesting, as applicable, and shall be so reduced (y) only to the extent that the payment and/or benefit otherwise to be paid or the vesting of the award that otherwise would be accelerated, would be treated as a “parachute payment” within the meaning of Section 280G(b)(2)(A) of the Code, and (z) only to the extent necessary to achieve the required reduction hereunder.

7. Section 409A of the Code. This Agreement is intended to either avoid the application of, or comply with, Section 409A of the Code. To that end this Agreement shall at all times be interpreted in a manner that is consistent with Section 409A of the Code. Notwithstanding any other provision in this Agreement to the contrary, the Company shall have the right, in its sole discretion, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as it determines is necessary or appropriate for this Agreement to comply with Section 409A of the Code. Further:

(a) Any reimbursement of any costs and expenses by the Company to the Executive under this Agreement shall be made by the Company in no event later than the close of the Executive’s taxable year following the taxable year in which the cost or expense is incurred by the Executive. The expenses incurred by the Executive in any calendar year that are eligible for reimbursement under this Agreement shall not affect the expenses incurred by the Executive in any other calendar year that are eligible for reimbursement hereunder and the Executive’s right to receive any reimbursement hereunder shall not be subject to liquidation or exchange for any other benefit.

(b) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Any payment following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall be made on the first to occur of (i) ten (10) days after the expiration of the six month period following such separation from service, (ii) death or (iii) such earlier date that complies with Section 409A of the Code. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 7(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c) Each payment that the Executive may receive under this Agreement shall be treated as a “separate payment” for purposes of Section 409A of the Code.

8. Miscellaneous.

(a) Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan or agreement which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment. The Executive shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

(b) Amendment, Waiver. This Agreement may not be modified, amended or waived in any manner, except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

(c) Entire Agreement. This Agreement, the Exhibits attached hereto, the agreements specifically incorporated herein, and any indemnification agreement or policy for the benefit of the Executive contain the entire agreement and understanding of the parties hereto with respect to the matters covered herein and supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder.

(d) Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict of laws principles thereof. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Dallas, for the purposes of any proceeding arising out of or based upon this Agreement. EACH PARTY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY, OR THE EXECUTIVE’S OR THE COMPANY’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

(e) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(f) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(g) Specific Performance/Injunctive Relief. The Company has no adequate remedy at law for the breach of the employment covenants contained herein.

(h) No Assignment. Neither this Agreement nor any of the Executive’s rights and duties hereunder, shall be assignable or delegable by the Executive. Any purported assignment or delegation by the Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

(i) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

(j) Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:	Warren Resources, Inc.
11 Greenway Plaza, Suite 3050
Houston, TX 77046
Att: Chief Executive Officer

With a Copy to:	Andrews Kurth LLP
600 Travis – Suite 4200
Houston, Texas 77002
Attn: Henry Havre and Anthony Eppert

If to the Executive:	James A. Watt
11 Greenway Plaza, Suite 3050
Houston, TX 77046

(k) Withholding of Taxes. The Company may withhold from any amounts or benefits payable under this Agreement all taxes it may be required to withhold pursuant to any applicable law or regulation.

(l) Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Agreement or of any particular section.

(m) Construction. Whenever the context so requires herein, the masculine shall include the feminine and neuter, and the singular shall include the plural. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation.” The word “or” is not exclusive.

(n) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(o) Survival. This Agreement shall terminate upon the termination of employment of the Executive; however, the following shall survive the termination of the Executive’s employment and/or the expiration or termination of this Agreement, regardless of the reasons for such expiration or termination: Section 3 (“Compensation and Benefits”) and the corresponding Exhibit A (“Restricted Stock Award Agreement”), Section 4 (“Termination of Employment”) and the corresponding Exhibit B (“Waiver and Release”), Section 5 and the

corresponding Exhibit C (“Restrictive Covenant Agreement”), Section 8(c) (“Entire Agreement”), Section 8(d) (“Governing Law/Venue”), Section 8(i) (“Successors; Binding Agreement”) and Section 8(j) (“Notices”).

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the Effective Date.

EXECUTIVE:		WARREN RESOURCES, INC.:

Signature:	/s/ James A. Watt	Signature:	/s/ James A. Watt

Print Name: James A. Watt		By: James A. Watt

Date: October 5, 2016		Its: President and CEO

WARREN RESOURCES, INC.

RESTRICTED STOCK AWARD AGREEMENT

[See Attached]

1

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Subject to the terms and conditions of this Notice of Restricted Stock Award (this “Notice”), the Restricted Stock Award Agreement attached hereto (the “Award Agreement”), and the Warren Resources, Inc. 2016 Equity Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted the below number of Shares (the “Covered Shares”) of common stock in Warren Resources, Inc., a Delaware corporation (the “Company”). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name	Date of Grant:
and Address:	Number of “Covered Shares”:
Purchase Price per Share:
Vesting Commencement Date:

Vesting Schedule:

Subject to the Participant’s continuous status as a Service Provider, and the terms of the Plan and this Award Agreement, the Covered Shares shall vest to the extent the time-based and/or performance-based vesting schedules set forth (collectively, the “Vesting Schedule”) are satisfied. Fifty percent (50%) of the Covered Shares shall vest under the time-based portion of the Vesting Schedule over a [            ]-year period in accordance with the following schedule (the “Time-Vesting Shares”):

Vesting Date	Nonforfeitable Percentage
1st anniversary of the Vesting Commencement Date	25% shall vest, combined total of 25% vested
2nd anniversary of the Vesting Commencement Date	25% shall vest, combined total of 50% vested
3rd anniversary of the Vesting Commencement Date	25% shall vest, combined total of 75% vested
4th anniversary of the Vesting Commencement Date	25% shall vest, combined total of 100% vested

Fifty percent (50%) of the Covered Shares shall vest under the performance-based portion of the Vesting Schedule in accordance with Schedule 1 of this Notice (the “Performance-Vesting Shares”).

Notwithstanding the foregoing, upon the earlier of: (i) the Participant’s Disability, (ii) the Participant’s death, (iii) the Participant terminating his or her Service Provider status for Good Reason (as such term is defined in the Participant’s employment agreement), (iv) the Company terminating the Participant’s Service Provider status without Cause, (v) the Participant’s Retirement, and (vi) immediately prior to the closing of a Change in Control of the Company, (A) the Time-Vesting Shares shall automatically become fully vested and (B) the Performance-Vesting Shares shall vest as of the date of such termination or a Change in Control, as applicable, as determined by the Board in its sole discretion.

[SIGNATURES ON NEXT PAGE]

2

By your signature and the signature of the Company’s representative below, the Participant and the Company agree that the Covered Shares granted are governed by the terms and conditions of this Notice, the Award Agreement, the Plan and the Stockholders Agreement.

WARREN RESOURCES, INC.

By:

Its:

Dated:

PARTICIPANT REPRESENTATIONS

The Participant has reviewed this Notice, the Award Agreement, the Plan and the Stockholders Agreement in their entirety, has had an opportunity to have such reviewed by his or her legal and tax advisers, and hereby attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. The Participant represents to the Company that he or she is familiar with the terms of this Notice, the Award Agreement, the Plan and the Stockholders Agreement, and hereby accepts the Covered Shares subject to all of its terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement, the Plan and the Stockholders Agreement shall be solely resolved by the Committee.

This Notice may be executed by the Participant and the Company by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. The Participant agrees that clicking “I Accept” in connection with or response to any electronic communication or other medium has the effect of affixing the Participant’s electronic signature to this Notice.

PARTICIPANT:

Signature:

Print Name:

Dated:

3

SCHEDULE 1

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

This Schedule 1 to the Notice of Restricted Stock Award sets forth the performance-based portion of the Vesting Schedule for the Covered Shares as follows:

[Insert applicable performance-based vesting schedule]

1

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Restricted Stock Award (the “Notice”), this Restricted Stock Award Agreement (this “Award Agreement”), and the Warren Resources, Inc. 2016 Equity Incentive Plan (the “Plan”), the individual set forth in the Notice (the “Participant”) is hereby granted Shares of common stock (the “Covered Shares”) in Warren Resources, Inc., a Delaware corporation (the “Company”). Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan.

1. Purchase Price Per Share. If the Covered Shares are subject to a purchase price, as set forth in the Notice, the Participant shall have the right to purchase such Covered Shares at the specified purchase price in accordance with such procedures as may be established by the Committee from time to time.

2. Vesting Schedule and Risk of Forfeiture.

(a) Vesting Schedule. Subject to the Participant’s continuous service with the Company as a Service Provider, the Covered Shares shall vest in accordance with the Vesting Schedule provided in the Notice.

(b) Risk of Forfeiture. The Covered Shares shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the Covered Shares subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan. The Company shall implement any forfeiture under this Section 2 in a unilateral manner, without Participant’s consent, and with no payment to Participant, cash or otherwise, for the forfeited Covered Shares. Notwithstanding anything in the Notice and this Award Agreement to the contrary, vested and unvested Covered Shares shall be forfeited if the Participants fails to execute the Exhibit A (Joinder) and Exhibit B (Stock Assignment Separate From Certificate) within thirty (30) days following the date of this Agreement.

3. Transfer Restrictions. The Covered Shares issued to the Participant hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant (other than by will or by the laws of descent or distribution) prior to the date when the Covered Shares become vested pursuant to the Vesting Schedule. Any attempt to transfer Covered Shares in violation of this Section 3 shall be null and void and shall be disregarded. The Covered Shares shall be subject to that certain Stockholder’s Agreement entered into by and among the Company and the stockholders listed therein, as may be amended from time to time (the “Stockholders Agreement”). In connection with and as a condition of receiving the Covered Shares, the Participant hereby acknowledges and agrees to execute a joinder to the Stockholders Agreement in the form attached hereto as Exhibit A (Joinder). The terms of the Plan, the Stockholders Agreement and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

4. Escrow of Shares. For purposes of facilitating the enforcement of the provisions of the Notice, this Award Agreement and the Plan, the Participant agrees, immediately upon receipt of the certificate(s) for the Covered Shares (i) to deliver such certificate(s), together with a Stock Assignment Separate from Certificate in the form attached hereto as Exhibit B (Stock Assignment Separate From Certificate) (executed in blank by the Participant and with respect to each such stock certificate) to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Covered Shares have not vested pursuant to the Vesting Schedule or until such time as this Award Agreement is no longer in effect. Such escrow agent shall have the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Award Agreement in accordance with the terms hereof. The Participant hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to enter into the Notice and this Award Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Participant agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of Covered Shares, the escrow holder will, without further order or instruction, transmit to the Participant the certificate (or electronic equivalent) evidencing such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 7 below.

5. Additional Securities. Any securities or cash received as the result of an adjustment provided for in Section 16 of the Plan (the “Additional Securities”) shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Covered Shares with respect to which they were issued, including the Vesting Schedule. If the Additional Securities consist of a convertible security, the Participant may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any transaction under Section 16 of the Plan, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or Additional Securities in exchange for the certificates of the replacement securities.

6. Distributions. The Company shall disburse to the Participant all regular cash dividends with respect to the Shares and Additional Securities, less the amount to satisfy any applicable withholding obligations; provided, that any such dividends or other distributions will be subject to the same Vesting Schedule and other restrictions as the underlying Shares or Additional Securities and shall be paid at the time the Shares of Restricted Stock become vested.

7. Taxes. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s receipt of (or purchase of), vesting in, or disposition of, the Covered Shares.

(a) Representations. The Participant has reviewed with his or her own tax advisors the tax consequences of this Award Agreement and the Covered Shares granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing

2

jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Award Agreement and the Covered Shares granted hereunder.

(b) No Section 83(b) Election. The Participant hereby acknowledges that he or she has been informed that a Section 83(b) election will not be permitted under the Plan or this Award Agreement.

(c) Payment of Withholding Taxes. The Participant shall make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any Covered Shares. The Committee shall have the sole authority to determine whether a “net withholding” may be permitted or is required for purposes of the Participant satisfying his or her obligations under this Section 7(c); provided, however, that no Covered Shares shall be withheld with a value exceeding the maximum individual statutory tax rate for each applicable tax jurisdiction. The Participant hereby acknowledges his or her understanding that the Company’s obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 7(c). Therefore, a failure of the Participant to reasonably satisfy this Section 7(c) in accordance with the Committee’s sole and absolute discretion shall result in the automatic termination and expiration of this Award Agreement and the Company’s obligations hereunder. The Participant hereby agrees that a breach of this Section 7(c) shall be deemed to be a material breach of this Award Agreement.

(d) Rule 10b5-1 Plan/Arrangement. If the Company does not approve a “net withholding” concept for the Participant to satisfy his or her withholding obligation, then the Participant may instruct a broker whom it has selected to sell a number of Covered Shares (that are issued under Section 4 hereof) equal to the number of Covered Shares required to satisfy the Company’s withholding obligations in this Section 7, as determined by the applicable supplemental withholding rate.

8. Legality of Initial Issuance. No Covered Shares shall be issued unless and until the Committee has determined that: (i) the Company and the Participant have taken all actions required to register the Covered Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Covered Shares are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other applicable law has been satisfied.

9. Stockholders Agreement. The Covered Shares are subject to the terms and conditions of the Stockholders Agreement and, to the extent not already a party thereto, the Participant hereby joins and becomes a party to the Stockholders Agreement as a Stockholder (as defined therein).

3

10. Restrictive Legends. The share certificate evidencing the Covered Shares issued hereunder shall be endorsed with the following legends (in addition to any legend required under applicable U.S. federal, state securities laws and under any other Applicable Law):

(a) On the face of the certificate:

“TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH THE CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE”

(b) On the reverse of the certificate:

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN WARREN RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN AND THAT CERTAIN STOCKHOLDERS AGREEMENT ENTERED INTO BY AND AMONG WARREN RESOURCES, INC. AND THE STOCKHOLDERS LISTED THEREIN, A COPY OF EACH WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN             . NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID PLAN AND SAID STOCKHOLDERS AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID PLAN AND SAID STOCKHOLDERS AGREEMENT.”

11. Restrictions on Transfer.

(a) Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein and applicable law, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b) Rights of the Company. The Company shall not (i) record on its books the transfer of any Covered Shares that have been sold or transferred in contravention of this Award Agreement or (ii) treat as the owner of Covered Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Covered Shares have been transferred in contravention of this Award Agreement. Any transfer of Covered Shares not made in conformance with this Award Agreement shall be null and void and shall not be recognized by the Company.

12. Entire Agreement; Governing Law; and Amendments. The provisions of the Plan, the Stockholders Agreement and the Notice are incorporated herein by reference. The

4

Plan, the Stockholders Agreement, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that State.

13. Construction; Severability. The captions used in this Award Agreement are inserted for convenience and shall not be deemed to be a part of the Shares for construction or interpretation. Except where otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.

14. Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement shall be final, conclusive and binding on the Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the Covered Shares or shares hereunder shall be submitted by the Participant to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

15. Venue. The Company, the Participant and the Participant’s assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan shall be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Harris County) and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

16. Notices. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed to be effective upon personal delivery or upon deposit with the U.S. Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

17. Spousal Consent. To the extent the Participant is married, the Participant agrees to (i) provide the Participant’s spouse with a copy of the Notice and this Award Agreement prior to its execution by Participant and (ii) obtain such spouse’s consent to this Agreement as evidenced by such spouse’s execution of the Spousal Consent attached hereto as Exhibit C (Spousal Consent).

5

18. Counterparts. This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

19. Successors and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

20. Assignment. Except as otherwise provided in this Award Agreement, the Participant shall not assign any of his or her rights under this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Award Agreement, but no such assignment shall release the Company of its obligations hereunder.

21. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

22. No Guarantee of Service Provider Status. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE COVERED SHARES GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

*    *    *    *    *

6

EXHIBIT A

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

JOINDER

This Joinder is entered into as of [            ] by the undersigned (the “Joining Party”) in order to become a party to that certain Stockholder’s Agreement entered into by and among Warren Resources, Inc., a Delaware corporation (the “Company”) and the stockholders listed therein, as may be amended from time to time (the “Stockholders Agreement”).

1. Agreement to be Bound. By executing this Joinder, the Joining Party hereby acknowledges that he has received and reviewed a complete copy of the Stockholders Agreement and agrees that, upon execution of this Joinder, he shall become a party to the Stockholders Agreement and this Joinder and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement and this Joinder.

IN WITNESS WHEREOF, each of the undersigned has executed this Joinder as of day and year first written above.

JOINING PARTY:

By:
[ ]

ACKNOWLEDGED AND ACCEPTED:

WARREN RESOURCES, INC.:

By:

Its:

Date:

EXHIBIT B

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto                          ,                              (                             ) shares of the Common Stock of Warren Resources, Inc., a Delaware corporation (the “Company”), standing in his or her name on the books of the Company represented by Certificate No.                              herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company with the power of attorney to transfer the said stock in the books of the Company with full power of substitution.

Dated:
Signature of the Participant

Print Name

EXHIBIT C

WARREN RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

SPOUSAL CONSENT

I, the undersigned, hereby certify that:

1. I am the spouse of                                                                                                                                                        .

2. Each of the undersigned and the undersigned’s spouse is a resident of                                                                                       .

3. I have read the Warren Resources, Inc. 2016 Equity Incentive Plan (the “Plan”), that certain Stockholder’s Agreement entered into by and among the Company and the stockholders listed therein, as may be amended from time to time (the “Stockholders Agreement”), and the Restricted Stock Award Agreement (the “Award Agreement”), by and between Warren Resources, Inc., a Delaware corporation (the “Company”), and my spouse. I have had the opportunity to consult independent legal counsel regarding the contents of the Award Agreement, the Plan and the Stockholders Agreement.

4. I understand the terms and conditions of the Award Agreement, the Plan and the Stockholders Agreement.

5. I hereby consent to the terms of the Award Agreement, the Plan and the Stockholders Agreement and to their application to and binding effect upon any community property or other interest I may have in the Shares (it being understood that this Spousal Consent shall in no way be construed to create any such interest). I agree that I will take no action at any time to hinder the operation of the transactions contemplated in and by the Award Agreement, the Plan and the Stockholders Agreement.

IN WITNESS WHEREOF, this Spousal Consent has been executed as of                      , 2016.

SPOUSE:

Signature:

Print Name:

1

EXHIBIT B

WARREN RESOURCES, INC.

WAIVER AND RELEASE

This WAIVER AND RELEASE (this “Agreement”) is made and entered into by and between Warren Resources, Inc., a Delaware corporation (the “Company”) and James A. Watt (“Employee”), each referred to collectively as the “Parties”, and individually as “Party.”

WHEREAS, the Company and Employee are parties to a certain Employment Agreement dated as of October 5, 2016 (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, in consideration of the right to receive the Severance Benefits (as defined in the Employment Agreement), Employee must sign, return and not revoke this Agreement;

WHEREAS, the Company has executed and delivered this Agreement to Employee for his review and consideration as of                      the (“Delivery Date”); and

WHEREAS, Employee and the Company each desire to settle all matters related to Employee’s employment by the Company.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in the Employment Agreement and in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

1. Release of Company. In consideration for the right to receive the Severance Benefits in accordance with the terms of the Employment Agreement and the mutual promises contained in the Employment Agreement and in this Agreement, Employee (on behalf of himself, his heirs, administrators, representatives, executors, successors and assigns) hereby releases, waives, acquits and forever discharges the Company, its predecessors, successors, parents, subsidiaries, assigns, agents, current and former directors, officers, employees, partners, representatives, and attorneys, affiliated companies, and all persons acting by, through, under or in concert with the Company (collectively, the “Released Parties”), from any and all demands, rights, disputes, debts, liabilities, obligations, liens, promises, acts, agreements, charges, complaints, claims, controversies, and causes of action of any nature whatsoever, whether statutory, civil, or administrative, that Employee now has or may have against any of the Released Parties, arising in whole or in part at any time on or prior to the execution of this Release.

This release specifically includes, but is not limited to, any claims of discrimination of any kind, breach of contract or any implied covenant of good faith and fair dealing, tortuous interference with a contract, intentional or negligent infliction of emotional distress, breach of privacy, misrepresentation, defamation, wrongful termination, or breach of fiduciary duty; provided, however, that the foregoing release shall not release the Company from the performance of its obligations under this Agreement.

Additionally, this release specifically includes, but is not limited to, any claim or cause of action arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C.A. §§ 2000 et seq., as

1

EXHIBIT B

amended by the Civil Rights Act of 1991; the Americans With Disabilities Act, 42 U.S.C. §§ 12101 et seq.; 42 U.S.C. §§ 1981; the Civil Rights Act of 1991, as amended; the Texas Commission on Human Rights Act, Texas Labor Code §§ 21.001 et seq.; Texas Labor Code §§ 451.001 et seq; the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq.; the Older Workers Benefit Protection Act of 1990; the Employment Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001 et seq.; the Family and Medical Leave Act; the Fair Labor Standards Act; or any other federal, state or local statute or common law cause of action of similar effect regarding employment related causes of action of employees against their employer.

2. Waiver of Certain Claims, Rights or Benefits. Without in any way limiting the generality of Section 1 above, by executing this Agreement and accepting the Severance Benefits, Employee specifically agrees to release all claims, rights, or benefits he or she may have for age discrimination arising out of or under the age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq., as currently amended, or any equivalent or comparable provision of state or local law, including but not limited to the Texas Commission on Human Rights Act.

3. Acknowledgements of Employee.

(a) Employee represents and acknowledges that in executing this Agreement, Employee does not rely and has not relied upon any representation or statement made by the Company, or its agents, representatives, or attorneys with regarding to the subject matter, basis or effect of this Agreement or otherwise, and that Employee has engaged, and been represented by, an attorney of Employee’s choosing in the negotiation and execution of this Agreement. Employee acknowledges that Employee has been advised by the Company to consult with counsel of Employee’s choosing with regard to the negotiation and execution of this Release, and has had an opportunity to do so.

(b) EMPLOYEE UNDERSTANDS THAT BY SIGNING AND NOT REVOKING THIS RELEASE, EMPLOYEE IS WAIVING ANY AND ALL RIGHTS OR CLAIMS WHICH EMPLOYEE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND/OR THE OLDER WORKERS’ BENEFIT ACT FOR AGE DISCRIMINATION ARISING FROM EMPLOYMENT WITH THE COMPANY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SUE THE COMPANY IN FEDERAL OR STATE COURT FOR AGE DISCRIMINATION. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE (i) DOES NOT WAIVE ANY CLAIMS OR RIGHTS THAT MAY ARISE AFTER THE DATE THIS AGREEMENT IS EXECUTED; (ii) WAIVES CLAIMS OR RIGHTS ONLY IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EMPLOYEE IS ALREADY ENTITLED; AND (iii) AGREES THAT THIS AGREEMENT IS WRITTEN IN A MANNER CALCULATED TO BE UNDERSTOOD BY EMPLOYEE AND EMPLOYEE, IN FACT, UNDERSTANDS THE TERMS, CONTENTS, CONDITIONS AND EFFECTS OF THIS AGREEMENT AND HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

(c) Employee acknowledges that he has been fully compensated for all labor and services performed for the Company and has been reimbursed for all business expenses

2

EXHIBIT B

incurred on behalf of the Company through the date of termination of employment, and that the Company does not owe Employee any expense reimbursement amounts, or wages, including vacation pay or paid time-off benefits.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Agreement does not constitute a release nor a waiver of any of the following claims: (i) Employee’s right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Texas Workforce Commission, or any other governmental agency with jurisdiction to regulate employment conditions or regulations, provided further that Employee does release and relinquish any right to receive any money, property, or any other thing of value, or any other financial benefit or award, as a result of any proceeding of any kind or character initiated by any such governmental agencies or organizations; (ii) claims pursuant to the terms and conditions of the federal law known as COBRA or similar state law; (iii) claims for indemnity under any indemnification agreement with the Company or under its organizational documents, as provided by Delaware law or under any applicable insurance policy with respect to Employee’s liability as an employee, director or officer of the Company or its affiliates; and (iv) claims Employee may have as an employee participating in the Company’s qualified retirement plan(s).

4. Confidentiality. Employee agrees to keep this Agreement, its terms, and the amount of the Severance Benefits completely confidential; provided, however, that he may reveal such information to his attorney, accountants, financial advisor, spouse, or as required by a court of competent jurisdiction, or as otherwise required by law.

5. Time Period for Enforceability/Revocation of Agreement. The Company’s obligations under this Agreement are contingent upon Employee executing and delivering this Agreement to the Company. Employee may take up to twenty one (21) days from the Delivery Date (the “Consideration Period”) to consider this Agreement prior to executing it. Employee may execute and deliver this Agreement at any time during the Consideration Period. Any changes made to this Agreement after the Delivery Date will not restart the running of the Consideration Period. Any execution and delivery of this Agreement by Employee after the expiration of the Consideration Period shall be unenforceable, and the Company shall not be bound thereby. Employee shall have seven (7) days after execution of this Agreement to revoke (“Revocation Period”) Employee’s consent to this Agreement by executing and delivering a written notice of revocation to the Company. No such revocation by Employee shall be effective unless it is in writing and signed by Employee and received by the Company prior to the expiration of the Revocation Period. Upon delivery of a notice of revocation to the Company, the obligations of the Parties under this Agreement shall be void and unenforceable, with the exception of Employee’s obligation to keep this Agreement confidential under Section 4 above.

6. Effective Date. This Agreement shall become effective as of the date on which it is executed by Employee, provided that it is also signed by the Company and provided that Employee does not timely revoke this Agreement in accordance with the provisions of Section 5.

7. Governing Law, Jurisdiction & Venue. This Agreement, and any and all interactions between the Parties arising under or resulting from this Agreement, is governed by and construed in accordance with the laws of the State of Texas, exclusive of its choice of law

3

EXHIBIT B

principles. Each Party irrevocably consents to the personal jurisdiction of the state or federal courts located Dallas, Texas with regard to any dispute arising out of relating to this Agreement. All payments due hereunder and all obligations performable hereunder shall be payable and performable at the offices of the Company in Texas. Employee represents to the Company that Employee has not filed any charge or complaint, nor initiated any other proceedings, against the Company or any of its employees or agents, with any governmental entity or court.

8. Injunctive Relief. Notwithstanding any other term of this Agreement, it is expressly agreed that a breach of this Agreement will cause irreparable harm to the Company and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, the Company will be entitled to injunctive and/or other equitable remedies in the event of any threatened or actual violation of any of the provisions of this Agreement.

9. Entire Agreement. The Employment Agreement and this Agreement is the entire agreement between the Parties pertaining to the matters encompassed within it, and supersedes any other agreement, written or oral, that may exist between them relating to the matters encompassed herein, except that this Agreement does not in any way supersede or alter covenants not to compete, non-disclosure or non-solicitation agreements, or confidentiality agreements that may exist between Employee and the Company.

10. Severability. If any provision of this Agreement is found to be illegal or unenforceable, such finding shall not invalidate the remainder of this Agreement, and that provision shall be deemed to be severed or modified to the minimum extent necessary to equitably adjust the Parties’ respective rights and obligations under this Agreement.

11. Execution. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes. Facsimile copies of signature to this Agreement are as valid as original signatures.

[SIGNATURES ON NEXT PAGE]

4

EXHIBIT B

EMPLOYEE’S SIGNATURE BELOW MEANS THAT EMPLOYEE HAS READ THIS AGREEMENT AND AGREES AND CONSENTS TO ALL THE TERMS AND CONDITIONS CONTAINED HEREIN.

EMPLOYEE:	WARREN RESOURCES, INC.:

Signature:	By:

Print Name:	Its:

Date:	Date:

5

EXHIBIT C

WARREN RESOURCES, INC.

RESTRICTIVE COVENANT AGREEMENT

[See Attached]

1

EXHIBIT C

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is made as of November 16, 2015 (the “Effective Date”), by and between Warren Resources, Inc., a Maryland corporation (together with its affiliates and subsidiaries, “Warren” or the “Company”), and James Watt (“Employee” and together with the Company, the “Parties”).

RECITALS

A. Simultaneously with the execution of this Agreement, Employee is entering into that certain Offer of Employment Letter with the Company (the “Offer Letter”) through which (i) the Company will disclose to Employee and place Employee in a position to have access to or develop the Company’s trade secrets and other Confidential Information (as defined below) concerning the Company; and (ii) Employee will be entrusted with business opportunities of the Company and will be in a position to develop business goodwill on behalf of the Company.

B. The Company and Employee mutually agree that it is in the interest of both the Parties for Employee and the Company to enter into this Agreement, which contains, inter alia, certain restrictions and covenants, and that such restrictions and covenants are reasonable given the nature of Employee’s duties and the nature of the Company’s business.

NOW THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Parties agree as follows:

Noncompetition. During the employment of Employee by the Company (the “Employment Term”) and for the period following the date of the termination of the Employment Term that is the longer of (i) one (1) year; and (ii) the number of years of base salary received by Employee as cash severance, if any, as described in the Offer Letter (the “Restricted Period”), Employee shall not, within ten (10) miles of any location in which, as of the last day of the Employment Term, the Company owns oil and/or gas assets, directly or indirectly, own, manage, operate, control, or participate in the ownership, management, operation or control of any oil and/or gas assets; provided, however, that Employee’s ownership of securities of two percent (2%) or less of any class of securities of a public company shall not, by itself, be considered to be competition with the Company.

Nonsolicitation. During the Employment Term and for the Restricted Period, Employee shall not, directly or indirectly, and any entity to which Employee is providing services shall not, directly or indirectly, (i) employ, solicit for employment or otherwise contract for the services of any individual who is or was within six months prior to such employment, solicitation, or contract, an employee of the Company; (ii) otherwise induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee respectively thereof; or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or interfere in any way with the relationship between any such customer, supplier, licensee or business relation and the Company.

2

EXHIBIT C

Nondisclosure. For the Employment Term and thereafter, (i) Employee shall not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any trade secrets, whether patentable or not, or other confidential or proprietary knowledge or information with respect to the operations, assets or finances of the Company or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company or that gives the Company an advantage with respect to its competitors by virtue of not being known by those competitors (all of the foregoing collectively, “Confidential Information”), and (ii) Employee will not use, directly or indirectly, any Confidential Information for the benefit of anyone other than the Company; provided, however, that Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the general public other than through disclosure by Employee. All Confidential Information, new processes, techniques, know-how, methods, inventions, plans, products, patents and devices developed, made or invented by Employee, alone or with others, while an employee of the Company which are related to the business of the Company shall be and become the sole property of the Company, unless released in writing by the Company, and Employee hereby assigns any and all rights therein or thereto to the Company.

Nondisparagement. Employee shall not take any action to disparage or criticize the Company or its respective employees, directors, owners or customers or to engage in any other action that injures or hinders the business relationships of the Company.

Return of Company Property. All Confidential Information, files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company, whether prepared by Employee or otherwise coming into Employee’s possession in the course of the performance of Employee’s services under this Agreement, shall be the exclusive property of the Company and shall be delivered to the Company, and not retained by Employee (including, without limitations, any copies thereof), promptly upon request by the Company and, in any event, promptly upon termination of the Employment Term.

Acknowledgements. Employee hereby represents to the Company that Employee has read and understands the terms of this Agreement. In the course of Employee’s employment with the Company, the Company shall provide Employee with access to previously undisclosed Confidential Information for use only during Employee’s employment. In addition, Employee acknowledges and agrees that the Company will be entrusting Employee, in Employee’s unique and special capacity, with further developing the goodwill of the Company. In order to protect the Confidential Information and the Company’s goodwill, and in consideration of the Company’s providing Employee such Confidential Information and the incentive and opportunity to be associated with, and create, such goodwill, and as an express incentive for the Company to employ Employee and to enter into this Agreement, Employee has voluntarily agreed to the covenants set forth in this Agreement. Employee expressly agrees and acknowledges that the limitations and restrictions set forth herein, including geographical and temporal restrictions on certain competitive activities, are reasonable in all respects and not oppressive in light of Employee’s level of control over and contact with the business conducted by the Company in all jurisdictions in which it is conducted, will not cause Employee undue

3

EXHIBIT C

hardship, are the result of arm’s length bargaining and are material and substantial parts of this Agreement intended and necessary to prevent unfair competition and to protect the Company’s Confidential Information, goodwill and substantial and legitimate business interests. The covenants in this Agreement are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

Miscellaneous. Nothing in this Agreement alters the at-will nature of Employee’s employment with the Company. Employee’s obligations under this Agreement shall survive any termination of the employment relationship between Employee and the Company. This Agreement shall be governed by and construed in accordance with the laws of New York without regard to any requirements thereof that might cause the application of the law of any other jurisdiction. If any provision of this Agreement shall be held to be inconsistent with any present or future law, such provision shall be deemed to be rescinded or modified in accordance with such law and the remainder of this Agreement shall not be affected thereby. No failure of either Party at any time to give notice of any breach by the other Party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar of dissimilar provisions or conditions at the same or at any prior or subsequent time. Any amendment, modification to or waiver of this Agreement will effective if it is in writing signed by the Parties. This Agreement shall be binding upon and inure to the benefit of the Company and any successor or assign of the Company, including without limitation, any successor by merger, purchase or otherwise to all or substantially all of the equity assets or business of the Company and shall be assignable by the Company without the consent of Employee. This Agreement may be executed in one or more counterparts.

[Signature page follows.]

4